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                                                                   EXHIBIT 10.11

                               EMPLOYMENT CONTRACT


                                     between


SR MANAGEMENT AG
INDUSTRIESTRASSE 6
6285 HITZKIRCH                                                         EMPLOYER

                                       and


RUEDI G. LAUPPER
SCHOENEGGRAIN 6
6285 HITZKIRCH                                                         EMPLOYEE



                        ---------------------------------


The parties hereby enter into an employment contract of unlimited duration pursuant to the articles 319 et seq. of the Swiss Code of Obligations.
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1.       BEGIN

         This contract is to commence on 12/18, 1997.


2.       AREA OF RESPONSIBILITY

         The employee is responsible for the overall management of the Swissray group (Chief Executive Officer CEO) ( Exhibit 1: job description).


3.       LOCATION

         The job is to be performed at the place of business of the employer.


4.       WORKING HOURS, OVERTIME

         The normal weekly working hours are 42,5 hours. No overtime shall be paid for additional compensation.


5.       SALARY, EXPENSES, BONUS

         The employer shall pay the employee a monthly salary of CHF 23,000.00 payable at the end of each month. The employee shall receive a 13th salary payment. This payment will be made on a pro rata basis should this contract start or be terminated during the course of the year.

         The employee shall receive CHF 1,000.00 each month to cover expenses. The employer will also provide the employee with a luxury car.

         The employee shall receive a bonus depending on the success of the Swissray Group. The bonus is to be determined according to Exhibit 2.


6.       VACATIONS

         The employee is entitled to 5 weeks of vacations per calendar year.


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7.       ILLNESS/ACCIDENT

         In case of illness or accident the employee will be compensated with 100% of the monthly salary paid at the time the illness or accident occurred during a maximum of 720 days.


8.       MANDATORY PENSION FUND

         The employee is insured by the mandatory pension fund. The employer and the employee will each pay 50% of the required contributions, which are based on the age of the employee. In addition to the mandatory portion a `Bel Etage' Insurance policy has been purchased for the employee. The regulations thereof shall deemed to be part of this employment contract.


9.       PROFESSIONAL SECRECY

         The employee agrees to hold in secrecy all business transactions which are not required to be made public during the employment but also after its termination.


10.      DURATION OF EMPLOYMENT

         This contract shall remain in force for 5 years. After the expiration of such 5 year period, the contract will be automatically renewed for another 5 years, unless terminated by either party not later than December 31, 2001.


11.      COMPENSATION AT TERMINATION/ COMPENSATION IN CASE OF DEATH

         Should the contract be terminated for reasons beyond the employee's control, he will be paid a compensation of CHF 2 million, which shall include any bonus. This compensation shall not be offset against claims of any kind or against payments of the employer into the pension fund.

         Should the contract be terminated because of death of the employee, the employer agrees to continue to make monthly salary payments for another year starting with the date of death. This will only take place if the employee leaves behind a spouse, under age children or other persons he has to provide financial support.




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12.      APPLICABLE LAW

         Unless otherwise set forth the provisions of the Swiss Code of Obligations shall apply to the relationship between the employer and the employee. The courts of Hochdorf shall have jurisdiction for disputes thereunder.

         This contract has been executed in two counterparts and each party shall receive one counterpart of this contract.

         This contract shall replace all earlier contracts or agreements.


Hitzkirch, December 18, 1997

THE EMPLOYER:                                           THE EMPLOYEE:
SR MANAGEMENT AG                                        RUEDI G. LAUPPER
J. LAUPPER/H. LAUBSCHER

-----------------------------------                     ------------------------



Exhibits:

Exhibit 1         Area of responsibility
Exhibit 2         Determination and Calculation of Bonus
Exhibit 3         Regulations I and II of pension fund



GUARANTEE BY SWISSRAY INTERNATIONAL, INC. NEW YORK, N.Y.

Swissray International, Inc. hereby acknowledges the terms of this contract and agrees to assume all of the obligations of its subsidiary SR Management AG, CH-6285 Hitzkirch in the event of a default hereunder by such subsidiary.


New York/ Hitzkirch

SWISSRAY INTERNATIONAL INC.
J. LAUPPER/ E. ZIMMERLI

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EXHIBIT 2 TO THE EMPLOYMENT CONTRACT SR MANAGEMENT AG/ RUEDI G. LAUPPER OF
DECEMBER 18, 1997

The bonus shall be determined and calculated as follows:

The basis shall be the audited consolidated financial statements of the Swissray Group as of the end of the fiscal year. The bonus shall be 25% of EBIT (earnings before interest and taxes) payable in stock of Swissray
International, Inc. valued at the average of the closing prices during the five business days following the filing of the 10-K.

Such shares shall be issued to employee out of the shares reserved for employees.


The foregoing is a fair and accurate English translation of the original.

                                                 December 24, 1997

                                                 SWISSRAY INTERNATIONAL, INC.


                                                 By:  /s/ Joseph Laupper
                                                    ----------------------------
                                                 Title:  Secretary

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